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Household Finance Corporation
Household Revolving Home Equity Loan
Revolving Home Equity Loan Asset Backed Certificates - Series 1995-2
P & S Agreement Date:              Nov 1, 1995
Original Settlement Date:           Nov 21, 1995
Series Number of Class A-1 Certificates:     441919AG2
Series Number of Class A-2 Certificates:     N/A
Original Sale Balance:             $637,660,000
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                                                         Total 1996 (1)
                                                    Sum of 1/22/96 - 12/20/96
                                                       Distribution Dates




Total Investor Distribution                             $161,643,852.21

Investor Interest Distribution Class A-1                 $34,813,141.58

Investor Principal Distribution Class A-1               $126,830,710.63


(1) These amounts represent cash distributions paid by the trust during the 1996 distribution period. As such, they do not represent the economic accrual of interest for tax purposes.